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                                          FOLEY & LARDNER
                                          777 East Wisconsin Avenue, Suite 3800
                                          Milwaukee, Wisconsin  53202-5306
                                          414.271.2400 TEL
                       October 1, 2003    414.297.4900  FAX
                                          www.foleylardner.com


                                          CLIENT/MATTER NUMBER
                                          026162-0101

Interstate Power and Light Company
Alliant Energy Tower
200 First Street, SE
Cedar Rapids, Iowa  52401
Ladies and Gentlemen:

     We have acted as counsel for Interstate Power and Light Company, an Iowa corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the Prospectus constituting a part thereof (the "Prospectus"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and relating to the issuance and sale by the Company of up to $100,000,000 aggregate principal amount of senior unsecured debt securities (the "Debentures") in the manner set forth in the Registration Statement. The Debentures will be issued under the Indenture, dated as of August 20, 2003 (the "Indenture"), between the Company and Bank One Trust Company, National Association, as Trustee, and an officer's certificate (the "Officer's Certificate") establishing the terms and providing for the issuance of the Debentures.

     As counsel to the Company in connection with the proposed issue and sale of the Debentures, we have examined: (a) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (b) the Company's Restated Articles of Incorporation and Bylaws, each as amended to date; (c) the Indenture; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is validly existing as a corporation under the laws of the State of Iowa.

     2. The Debentures, when executed, authenticated and issued in accordance with the resolutions adopted by the Board of Directors of the Company on August 20, 2003 and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights generally or the application of equitable


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Interstate Power and Light Company
October 1, 2003
Page 2

principles; provided, that prior to the issuance of the Debentures there shall be taken various proceedings in the manner contemplated by us as counsel, which include the following:

          a. The completion of the requisite procedure under the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended;

          b. The compliance with all regulatory authorizations relating to the issuance and sale of the Debentures;

          c. The further authorization by one or more specified senior executive officers of the Company of the Officer's Certificate relating to the Debentures, issuance of the Debentures and related matters; and

          d. The execution and delivery of the Officer's Certificate and the taking of other actions provided in the Indenture with respect to the issuance of unsecured debt securities thereunder.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                Very truly yours,

                               /s/ Foley & Lardner